Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva, mbarkochva@parkelectro.com	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS THIRD QUARTER RESULTS

ANNOUNCES REPAYMENT OF OUTSTANDING DEBT

DECLARES SPECIAL CASH DIVIDEND

ANNOUNCES STRATEGIC EVALUATION OF ELECTRONICS BUSINESS

An investor presentation will be available on the Company's web site at

https://parkelectro.com/shareholders/investor-conference-calls/.

THIRD QUARTER RESULTS

Melville, New York, Thursday, January 4, 2018…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $26,139,000 for the 2018 fiscal year’s third quarter ended November 26, 2017 compared to net sales of $26,462,000 for last fiscal year’s third quarter ended November 27, 2016 and net sales of $29,836,000 for the 2018 fiscal year’s second quarter ended August 27, 2017. Park’s net sales for the nine months ended November 26, 2017 were $83,392,000 compared to net sales of $87,010,000 for the nine months ended November 27, 2016. Net earnings for the current year’s third quarter were $716,000 compared to $1,875,000 for last year’s third quarter and $520,000 for the current year’s second quarter. Net earnings were $2,630,000 for the current year’s nine-month period compared to $6,806,000 for last year’s nine-month period.

Park reported net earnings before special items of $1,131,000 for the current fiscal year’s third quarter compared to net earnings before special items of $1,944,000 for last year’s third quarter and net earnings before special items of $2,343,000 for the current year’s second quarter. Pre-tax earnings before special items were $1,508,000 for the current fiscal year’s third quarter compared to pre-tax earnings before special items of $2,117,000 for last year’s third quarter and pre-tax earnings before special items of $2,882,000 for the current year’s second quarter. In the current fiscal year’s third quarter, the Company recorded pre-tax restructuring charges of $472,000 related to the consolidation of its Nelco Products, Inc. electronics Business Unit located in Fullerton, California, and its Neltec Inc. electronics Business Unit located in Tempe, Arizona and the closure, in fiscal year 2009, of its New England Laminates Co., Inc. electronics facility located in Newburgh, New York and advisory fees related to the strategic evaluation discussed below of $190,000 included in selling, general and administrative expenses. In the 2017 fiscal year’s third quarter, the Company recorded pre-tax restructuring charges of $113,000 in connection with the Newburgh facility closure. In the current fiscal year’s second quarter, the Company recorded pre-tax restructuring charges of $2,902,000 in connection with the consolidation of its Nelco Products, Inc. and its Neltec Inc. electronics Business Units and the closure of the Newburgh facility.

For the nine-month period ended November 26, 2017, Park reported net earnings before special items of $5,958,000 compared to net earnings before special items of $6,932,000 for last fiscal year’s first nine-month period. Pre-tax earnings before special items were $6,599,000 for the nine-month period ended November 26, 2017 compared to pre-tax earnings before special items of $7,771,000 for last fiscal year’s first nine-month period. The current year’s nine-month period included pre-tax charges of $4,925,000 related to the consolidation, facility closure, the advisory fees mentioned above and a one-time pretax litigation expense of $375,000 included in the selling, general and administrative expenses. Last year’s nine-month period included pre-tax charges of $206,000 related to the Newburgh facility closure mentioned above.

Park reported basic and diluted earnings per share of $0.04 for the 2018 fiscal year’s third quarter compared to $0.09 for the 2017 fiscal year’s third quarter and $0.03 for the 2018 fiscal year’s second quarter. Basic and diluted earnings per share before special items were $0.06 for the 2018 fiscal year’s third quarter compared to $0.10 for the 2017 fiscal year’s third quarter and $0.12 for the 2018 fiscal year’s second quarter.

Park reported basic and diluted earnings per share of $0.13 for the 2018 fiscal year’s first nine months compared to $0.34 for the 2017 fiscal year’s first nine-month period and basic and diluted earnings per share before special items of $0.29 for the 2018 fiscal year’s first nine months compared to $0.34 for the 2017 fiscal year’s first nine-month period.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges, advisory fees and one-time litigation expense. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

REPAYMENT OF OUTSTANDING DEBT

Park announced the voluntary repayment of all outstanding debt under the Credit Agreement, dated as of January 15, 2016, between the Company and HSBC Bank USA, in the amount of approximately $69 million, including principal and accrued interest, effective January 3, 2018. The Company also announced the termination of the Credit Agreement.

The repayment of the outstanding debt was funded from the Company’s cash balances. The change in the U.S. tax code, as provided by the Tax Cuts and Jobs Act (“Act”), has allowed the Company to repatriate its foreign accumulated income at a lower effective tax rate. The Act, which was passed in December 2017, provides an incentive for United States companies to repatriate accumulated income earned in foreign jurisdictions at a reduced U.S. income tax expense. The estimated income tax expense and related liability associated with the repatriation is approximately $20 million compared to an estimated $60 million in income tax expense that the Company would have incurred if it had repatriated the accumulated foreign income before the effectiveness of the Act. The repatriation of accumulated foreign income will be reported in the fourth quarter of the 2018 fiscal year.

SPECIAL CASH DIVIDEND

Park announced that its Board of Directors has declared a special cash dividend of $3.00 per share payable February 13, 2018 to shareholders of record at the close of business on January 23, 2018. The special cash dividend will be funded from the Company’s cash balances.

This special dividend, together with the Company’s regular quarterly dividend of $0.10 per share payable February 6, 2018 to shareholders of record on January 2, 2018, brings the total amount of dividends paid to shareholders to $20.10 per share, a total of approximately $412 million, since the Company’s 2005 fiscal year.

STRATEGIC EVALUATION OF ELECTRONICS BUSINESS

Park announced that it is conducting a strategic evaluation, including the potential sale, of its iconic high-technology digital and radio frequency/microwave printed circuit materials business, collectively the Electronics Business. Park has retained Greenhill & Co., LLC to assist it in the strategic evaluation of the Electronics Business, which includes manufacturing locations in Singapore, France, California and Arizona and R&D facilities in Singapore and Arizona. Under any strategic alternative for the Electronics Business, Park would retain its aerospace manufacturing operations in Kansas, its headquarters in New York and its aerospace composite materials manufacturing facility in Singapore.

Park is evaluating whether there may be a new owner of the Electronics Business who can apply focus, capability and resources to allow the Electronics Business to realize its full potential and provide it with the future it deserves. Park is conducting this strategic evaluation while keeping in mind the best interests of our investors, our Electronics Business people, and the customers and OEMs we serve.

Park expects to conclude its strategic evaluation of the Electronics Business in the second quarter of its 2019 fiscal year ending March 3, 2019. However, no specific timetable has been set, and there can be no assurance that any transaction will take place as a result of the strategic evaluation.

***

The Company will conduct a conference call to discuss its financial results, its capital allocation decisions and its decision to conduct a strategic evaluation of the Electronics Business at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 4197447.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, January 10, 2018. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 4197447 or on the Company's web site at https://parkelectro.com/shareholders/investor-conference-calls/.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available on the Company's web site at https://parkelectro.com/shareholders/investor-conference-calls/.

Certain portions of this news release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park’s expectations. Such factors include, but are not limited to, general conditions in the electronics and aerospace industries, Park’s competitive position, the status of Park’s relationships with its customers and suppliers, economic conditions in international markets, the cost and availability of raw materials, transportation and utilities, and the various factors set forth in Item 1A “Risk Factors” and under the caption “Factors That May Affect Future Results” after Item 7 of Park’s Annual Report on Form 10-K for the fiscal year ended February 26, 2017.

With respect to the strategic evaluation for our Electronics Business, potential risks and uncertainties include: there is no assurance that any transaction or transactions will be consummated in a timely manner or at all (a "Potential Transaction"); the effect of the announcement of the consideration of a Potential Transaction on the Company's business relationships (including, without limitation, customers and suppliers) and its employees; that the failure to complete a Potential Transaction could negatively impact the market price of the Company’s common stock and the future business and financial results of the Company; the significant expenses to be incurred by the Company in consideration of a Potential Transaction and contingent expenses if a Potential Transaction is consummated; and the diversion of management's attention from the Company's ongoing business operations during the consideration of a Potential Transaction.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 26, 2017	November 27, 2016	August 27, 2017	November 26, 2017	November 27, 2016
Sales	$26,139	$26,462	$29,836	$83,392	$87,010

Net Earnings before Special Items[1]	$1,131	$1,944	$2,343	$5,958	$6,932
Special Items, net of Tax:
Restructuring Charges	(296)	(69)	(1,823)	(2,973)	(126)
One-time Litigation Expense	-	-	-	(236)	-
Advisory Fees	(119)	-	-	(119)	-
Net Earnings	$716	$1,875	$520	$2,630	$6,806

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.06	$0.10	$0.12	$0.29	$0.34
Special Items:
Restructuring Charges	(0.01)	(0.01)	(0.09)	(0.14)	-
One-time Litigation Expense	-	-	-	(0.01)	-
Advisory Fees	(0.01)	-	-	(0.01)	-
Basic Earnings (Loss) per Share	$0.04	$0.09	$0.03	$0.13	$0.34

Diluted Earnings before Special Items[1]	$0.06	$0.10	$0.12	$0.29	$0.34
Special Items:
Restructuring Charges	(0.01)	(0.01)	(0.09)	(0.14)	-
One-time Litigation Expense	-	-	-	(0.01)	-
Advisory Fees	(0.01)	-	-	(0.01)	-
Diluted Earnings (Loss) per Share	$0.04	$0.09	$0.03	$0.13	$0.34

Weighted Average Shares Outstanding:
Basic	20,237	20,235	20,236	20,236	20,235
Diluted	20,261	20,235	20,250	20,252	20,235

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	November 26, 2017	February 26, 2017
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$231,825	$238,590
Accounts Receivable, Net	16,461	17,238
Inventories	11,449	11,105
Prepaid Expenses and Other Current Assets	2,751	2,197
Total Current Assets	262,486	269,130

Fixed Assets, Net	17,117	18,638
Restricted Cash	10,000	10,000
Other Assets	11,744	10,810
Total Assets	$301,347	$308,578

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,000	$3,500
Accounts Payable	3,424	4,183
Accrued Liabilities	6,639	3,417
Income Taxes Payable	591	3,023
Total Current Liabilities	13,654	14,123

Long-Term Debt	66,250	68,500
Deferred Income Taxes	42,088	42,088
Other Liabilities	169	1,041
Total Liabilities	122,161	125,752

Shareholders’ Equity	179,186	182,826

Total Liabilities and Shareholders' Equity	$301,347	$308,578

Additional information
Equity per Share	$8.85	$9.04
Total Cash, Restricted Cash and Marketable Securities	$241,825	$248,590

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 26, 2017	November 27, 2016	August 27, 2017	November 26, 2017	November 27, 2016

Net Sales	$26,139	$26,462	$29,836	$83,392	$87,010

Cost of Sales	20,069	19,828	22,659	63,823	64,355

Gross Profit	6,070	6,634	7,177	19,569	22,655
% of net sales	23.2%	25.1%	24.1%	23.5%	26.0%

Selling, General & Administrative Expenses	4,797	4,604	4,443	13,967	15,051
% of net sales	18.4%	17.4%	14.9%	16.7%	17.3%

Restructuring Charges	472	113	2,902	4,735	206

Earnings/(Loss) from Operations	801	1,917	(168)	867	7,398

Interest:
Interest Income	734	430	751	2,234	1,177

Interest Expense	689	343	603	1,802	1,010

Net Interest Income	45	87	148	432	167

Earnings/(Loss) before Income Taxes	846	2,004	(20)	1,299	7,565

Income Tax Provision/(Benefit)	130	129	(540)	(1,331)	759

Net Earnings	$716	$1,875	$520	$2,630	$6,806

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended November 26, 2017			13 Weeks Ended November 27, 2016			13 Weeks Ended August 27, 2017
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$4,797	$(190)	$4,607	$4,604	$-	$4,604	$4,443	$-	$4,443
% of net sales	18.4%		17.6%	17.4%		17.4%	14.9%		14.9%

Restructuring Charges	472	(472)	-	113	(113)	-	2,902	(2,902)	-
% of net sales	1.8%		0.0%	0.4%		0.0%	9.7%		0.0%

Earnings/(Loss) from Operations	801	662	1,463	1,917	113	2,030	(168)	2,902	2,734
% of net sales	3.1%		5.6%	7.2%		7.7%	-0.6%		9.2%

Earnings/(Loss) before Income Taxes	846	662	1,508	2,004	113	2,117	(20)	2,902	2,882
% of net sales	3.2%		5.8%	7.6%		8.0%	-0.1%		9.7%

Income Tax Provision/(Benefit)	130	247	377	129	44	173	(540)	1,079	539
Effective Tax Rate	15.4%		25.0%	6.4%		8.2%	2700.0%		18.7%

Net Earnings	716	415	1,131	1,875	69	1,944	520	1,823	2,343
% of net sales	2.7%		4.3%	7.1%		7.3%	1.7%		7.9%

	39 Weeks Ended November 26, 2017			39 Weeks Ended November 27, 2016
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$13,967	$(565)	$13,402	$15,051	$-	$15,051
% of net sales	16.7%		16.1%	17.3%		17.3%

Restructuring Charge	4,735	(4,735)	-	206	(206)	-
% of net sales	5.7%		0.0%	0.2%		0.0%

Earnings from Operations	867	5,300	6,167	7,398	206	7,604
% of net sales	1.0%		7.4%	8.5%		8.7%

Earnings before Income Taxes	1,299	5,300	6,599	7,565	206	7,771
% of net sales	1.6%		7.9%	8.7%		8.9%

Income Tax (Benefit)/Provision	(1,331)	1,972	641	759	80	839
Effective Tax Rate	-102.5%		9.7%	10.0%		10.8%

Net Earnings	2,630	3,328	5,958	6,806	126	6,932
% of net sales	3.2%		7.1%	7.8%		8.0%